ICU Medical Inc. to Acquire the Hospira Infusion Systems Business
from Pfizer Inc. for $1 Billion in Cash and Stock

The addition of Hospira’s IV pumps, solutions, and devices business to ICU Medical’s existing portfolio will create a leading pure-play infusion therapy company

•	Creates an integrated pure-play infusion therapy company with focus and scale

•	Combined business to compete in the US market with a unified organization and a complementary portfolio

•	Extends global reach for the combined company with direct operations in over 20 countries

•	Value-creating and risk mitigated deal structure

•	ICU Medical Inc. management conference call today at 8:30 am EST, details below

SAN CLEMENTE, CA and NEW YORK, NY, October 6, 2016 (GLOBE NEWSWIRE). ICU Medical Inc. (NASDAQ: ICUI) and Pfizer Inc. (NYSE: PFE) today announced that they have entered into a definitive agreement under which ICU Medical will acquire all of Pfizer’s global infusion therapy business, Hospira Infusion Systems (HIS), for $1 billion in cash and stock. The Hospira Infusion Systems business includes IV pumps, solutions, and devices that, when combined with ICU Medical’s existing businesses, will create a leading pure-play infusion therapy company, with estimated pro forma combined revenues of approximately $1.45 billion based on trailing twelve month results as of June 2016.

Under the terms of the agreement, Pfizer will receive approximately $400 million in newly issued shares of ICU Medical common stock and $600 million in cash from ICU Medical subject to customary adjustment for net working capital. Upon completion of the transaction, which the companies expect to occur in the first quarter of 2017 subject to customary closing conditions including required regulatory approvals, Pfizer will own approximately 16.6 percent of ICU Medical. In addition, so long as Pfizer continues to hold 10% or more of ICU Medical’s common equity, it will have the right to nominate one director to the company’s board of directors in ICU Medical’s proxy materials, and Pfizer has agreed to certain restrictions on transfer of its shares for at least 18 months.

John Young, Group President of Pfizer Essential Health commented, “We are pleased that Hospira Infusion Systems is combining with ICU Medical, and we believe the combined company will be well positioned in the marketplace to deliver value to customers through its strong product portfolio and the expertise of colleagues from both companies. I’m proud of the Hospira Infusion Systems team and their positive impact on patients around the world.”

The acquisition complements ICU Medical’s existing business by creating a company that has a complete IV therapy product portfolio from solutions to pumps to non-dedicated infusion sets, and gives the company a significantly enhanced global footprint and a platform for continued competitiveness and growth. With an integrated product offering, ICU Medical will hold industry-leading positions in key segments and have access to the full US infusion marketplace with a compelling product portfolio.

“The combination of these two businesses is the natural evolution of a productive relationship that began more than 20 years ago when Hospira began integrating ICU Medical’s needlefree technology into their infusion offering globally,” explained Vivek Jain, ICU Medical’s Chief Executive Officer. “By acquiring the Hospira Infusion Systems business, currently our largest single customer, we create a pure-play infusion business with the focus and scale to compete globally, eliminate our single customer concentration issue, and have a significant value creation opportunity as a much larger company. We look forward to serving more customers as we continue to bring clinical and economic value to the marketplace.”

ICU Medical’s financial advisors for the transaction were Barclays and Wells Fargo Securities, LLC, and Latham & Watkins acted as its legal advisor. Goldman, Sachs & Co. and Guggenheim Securities served as Pfizer’s financial advisors for the transaction, while Skadden, Arps, Slate, Meagher & Flom LLP and Ropes & Gray LLP served as its legal advisors.

ICU Medical Q3 Preliminary Results and Fiscal Year 2016 Guidance Update

For the third quarter of 2016, ICU Medical expects to report quarterly revenue of approximately $96 million and adjusted EBITDA of approximately $33.5 million, and $1.20 adjusted earnings per share. For the year, ICU Medical expects to report results slightly above the high-end of its previously announced guidance of $370 million revenue, $131 million adjusted EBITDA, and $4.60 adjusted diluted earnings per share. See reconciliation of GAAP to non-GAAP financial measures (unaudited) below.

ICU Medical Conference Call and Investor Meetings

ICU Medical, Inc. invites you to review the presentation here.

ICU Medical will host a conference call to discuss the Hospira Infusion Systems acquisition this morning, October 6, 2016 at 8:30 a.m. EDT (5:30 am PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 94524232. The conference call will be simultaneously available by webcast, which can be accessed by going to ICU Medical’s website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

Members of the ICU Management team will be holding an open investor group meeting in Boston, today October 6 at 12:00 pm at the Boston Hilton, 89 Broad Street, Boston, MA in the Kilby Room and available for one-on-one meetings in Boston on October 6th and New York on October 7th. Please email John Mills at John.Mills@icrinc.com to schedule a meeting or confirm participation in the group meeting.

ICU Medical Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may often be identified by the use of words such as ''will'', "may", ''could'', "should", ‘‘would,’’ "project", ''believe'', "anticipate", ''expect'', "plan", "estimate", "forecast", "potential", "intend", ''continue'', "target", ''build'', ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding ICU Medical expectations, goals or intentions regarding the future, including, but not limited to, its full year 2016 guidance, the transaction, the expected timetable for completing the transaction, benefits and synergies of the combined business or the transaction, future opportunities for ICU Medical and products and any other statements regarding ICU Medical and the combined business’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods.

These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about ICU Medical and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for ICU Medical 's products; decreased free cash flow; the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all; changes in product mix; increased competition from competitors; lack of continued growth or improving efficiencies; unexpected changes in ICU Medical's arrangements with its largest customers; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; changes in relevant tax and other laws; the parties’ ability to consummate the transaction; the conditions to the completion of the transaction; the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis; the integration of the acquired business by ICU Medical being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of the business being difficult; ICU Medical’s and the business’s expected or targeted future financial and operating performance and results; the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on ICU Medical’s and the business’s consolidated financial condition, results of operations or cash flows; ICU Medical’s and the business’s ability to protect their intellectual property and preserve their intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of ICU Medical’s business or the business; uncertainties and matters beyond the control of management; and the possibility that ICU Medical may be unable to achieve expected synergies and operating efficiencies in connection with the Transaction within the expected time-frames or at all and to successfully integrate the business.

For more detailed information on the risks and uncertainties, associated with ICU Medical’s business activities, see the risks described in ICU Medical's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the "SEC"). You can access ICU Medical’s Form 10-K through the SEC website at www.sec.gov, and ICU Medical strongly encourages you to do so. ICU Medical undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.

PFIZER DISCLOSURE NOTICE

The information contained in this release is as of October 6, 2016. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information related to, among other things, an agreement by Pfizer to sell its Hospira Infusion Systems business to ICU Medical, including the potential benefits of the transaction and the anticipated timing of the completion of the transaction, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to satisfaction of the conditions to closing the transaction (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including the possibility that the transaction does not close; risks related to the ability to realize the anticipated benefits of the transaction; potential decreases in the market value of the stock component of the consideration package; potential dilution to Pfizer’s ownership position; other business effects, including the effects of industry, market, economic, political or regulatory conditions; and risks related to the ICU Medical common stock that Pfizer will receive in the transaction.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.
About ICU Medical, Inc.: ICU Medical, Inc. develops, manufactures and sells innovative medical devices used in vascular therapy, oncology and critical care applications. ICU Medical’s products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The company’s complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.
About Pfizer: Working together for a healthier world® At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products. Our global portfolio includes medicines and vaccines as well as many of the world's best-known consumer health care products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world's premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, Pfizer has worked to make a difference for all who rely on us. For more information, please visit us at http://www.pfizer.com. In addition, to learn more, follow us on Twitter at @Pfizer and @PfizerNews, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items:

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Restructuring and strategic transaction: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense, restructuring and strategic transaction, legal settlement and bargain purchase gain, which was tax free. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our expected GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

"Expected"
Adjusted EBITDA
Three months ended September 30, 2016
GAAP net income	$17,501

Non-GAAP adjustments:
Stock compensation expense	3,824
Depreciation and amortization expense	4,863
Restructuring and strategic transaction expense	520
Provision for income taxes	6,793
Total non-GAAP adjustments	16,000

Adjusted EBITDA	$33,500

Adjusted diluted earnings per share
Three months ended September 30, 2016
GAAP diluted earnings per share	$1.01

Non-GAAP adjustments:
Stock compensation expense	$0.22
Amortization expense	$0.04
Restructuring and strategic transaction expense	$0.03
Estimated income tax impact from adjustments	$(0.11)
Adjusted diluted earnings per share	$1.20

ICU Medical Investor Contacts:
Scott Lamb, ICU Medical, Inc.
949-366-2183
slamb@icumed.com

John Mills, ICR, Inc
646-277-1254
John.Mills@icrinc.com

Media Contact:
Tom McCall, ICU Medical, Inc.
949-366-4368
tmccall@icumed.com

Pfizer Inc. Investor Contact
Chuck Triano
212-733-3901

Media Contact:
Joan Campion
212-733-2798